UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549 FORM 8-K CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported):
September 1, 2005

bebe stores, inc. (Exact name of registrant as specified in its charter)

California (State or Jurisdiction of Incorporation or Organization)	0-24395 (Commission File No.)	94-2450490 (IRS Employer Identification Number)

400 Valley Drive
Brisbane, California 94005
(Address of principal executive offices)

Registrant's telephone number, including area code
(415) 715-3900

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02  Results of Operations and Financial Condition

The information in this Form 8-K and the Exhibit attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Act of 1934, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, except as shall be expressly set forth by specific reference in such filing. On September 1, 2005, bebe stores, inc. issued a press release announcing its August 2005 sales.

The press release relating to the August 2005 sales is attached hereto as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits

(c) Exhibits

    99.1.        Press Release dated September 1, 2005.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated September 1, 2005 bebe stores, inc. /s/ Walter Parks __________________________________ Walter Parks, Chief Financial Officer

Exhibit 99.1

Contact: Walter Parks
                Chief Financial Officer
                bebe stores, inc.
                (415) 715-3900

bebe stores, inc. Announces August 2005 Sales;
Same Store Sales Increase 16.9%

BRISBANE, CALIF. – September 1, 2005 – bebe stores, inc. (Nasdaq: BEBE) today reported retail sales of $39.2 million for the four-week period ended August 27, 2005, an increase of 26.5% compared to sales of $31.0 million for the four-week period ended August 28, 2004.

Same store sales for the four-week period ended August 27, 2005 increased 16.9% compared to an increase of 9.2% for August 2004.

Retail sales for the year-to-date period ending August 27, 2005 were $76.5 million compared to $62.3 million for the year-to-date period ending August 28, 2004 an increase of 22.8%. Same store sales for the year-to-date period ending August 27, 2005 increased 20.7% compared to an increase of 9.4% for the year-to-date period ending August 28, 2004.

“We are very pleased with the results from the Collection Premier event held on August 18th and remain comfortable with the previous earnings guidance of $0.14 to $0.17 per share given for the first quarter of fiscal 2006. However, business was not as strong during the last week of the month and we now anticipate comparable store sales to be in the high teens range for the first quarter of fiscal 2006,” said Greg Scott, bebe’s Chief Executive Officer.

bebe stores, inc. provides additional information on a recorded message. Interested parties are invited to listen to the message by calling 1-877-232-3757.

bebe stores, inc. designs, develops and produces a distinctive line of contemporary women’s apparel and accessories, which it markets under the bebe, BEBE SPORT and bebe O brand names. bebe currently operates 214 stores, of which 165 are bebe stores, 17 are bebe outlet stores and 32 are BEBE SPORT stores. These stores are located in the United States, Puerto Rico and Canada. In addition, we have an online store at www.bebe.com.

The statements in this news release and on our recorded message, other than the historical financial information, contain forward-looking statements that involve risks and uncertainties that could cause actual results to differ from anticipated results. Wherever used, the words “expect,” “plan,” “anticipate,” “believe” and similar expressions identify forward-looking statements. Any such forward-looking statements are subject to risks and uncertainties and the company’s future results of operations could differ materially from historical results or current expectations. Some of these risks include, without limitation, miscalculation of the demand for our products, effective management of our growth, decline in comparable store sales performance, ongoing competitive pressures in the apparel industry, changes in the level of consumer spending or preferences in apparel, loss of key personnel, difficulties in manufacturing, disruption of supply, adverse economic conditions, and/or other factors that may be described in the company’s annual report on Form 10-K and/or other filings with the Securities and Exchange Commission. Future economic and industry trends that could potentially impact revenues and profitability are difficult to predict.